Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2428543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

105 Leader Heights Road

P.O. Box 2887

York, Pennsylvania 17405-2887

(Address of principal executive offices)

2007 Codorus Valley Bancorp, Inc. Restated Employee Stock Purchase Plan

(Full title of the plan)

Craig L. Kauffman
President and Chief Executive Officer

Codorus Valley Bancorp, Inc.

105 Leader Heights Road

P.O. Box 2887

York, Pennsylvania 17405-2887
(717) 747-1519
(Name and address and telephone number, including area code, of agent for service)

Copies of all communications to:
Charles J. Ferry, Esq.
Stephanie R. Hager, Esq.
17 N. Second Street, 16th Floor
Harrisburg, PA 17101
(717) 255-7380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Codorus Valley Bancorp, Inc. (the “Company”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) for the purpose of registering additional shares of our common stock (“Common Stock”) under the 2007 Codorus Valley Bancorp, Inc. Restated Employee Stock Purchase Plan (the “Plan”), which shares of Common Stock are in addition to the shares of Common Stock registered on our Registration Statements on Form S-8 (File Nos. 333-143683 and 333-182800), filed with the SEC on June 12, 2007 and July 23, 2012, respectively (the “Prior Forms S-8”). The Prior Forms S-8 are incorporated by reference into this Registration Statement pursuant to General Instruction E.

The Company is filing this Registration Statement to (a) register an additional 75,000 shares of Common Stock authorized for issuance under the terms and conditions of the Plan (as amended and restated effective February 8, 2022) and (b) extend the term of the Plan for an additional period of ten (10) years, as approved at the annual meeting of the Company’s shareholders on May 17, 2022.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference herein. In addition, the following documents we filed with the SEC are incorporated by reference into this Registration Statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 8, 2022;

(b)	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2021;

(c)	The description of the Common Stock, which is contained in Exhibit 4(vi) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 11, 2020, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Amended Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for June 30, 2018 filed with the SEC on August 6, 2018).

4.2	Amended By-laws (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on December 20, 2021).

5.1	Opinion of Stevens & Lee, P.C., regarding the legality of the shares being registered hereunder.

23.1	Consent of Crowe LLP.

23.2	Consent of Stevens & Lee, P.C. (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1	Codorus Valley Bancorp, Inc. Restated 2007 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on April 15, 2022 (File No 000-15536)).

107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on this 12th day of July, 2022.

CODORUS VALLEY BANCORP, INC.

By:	/s/ Craig L. Kauffman
Craig L. Kauffman
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Craig L. Kauffman and Larry D. Pickett and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

SIGNATURE	TITLE	DATE

/s/ Craig L. Kauffman Craig L. Kauffman	President and Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2022

/s/ Cynthia A. Dotzel Cynthia A. Dotzel, CPA	Chair of the Board of Directors	July 12, 2022

/s/ J. Rodney Messick J. Rodney Messick	Vice-Chair of the Board of Directors	July 12, 2022

/s/ Larry D. Pickett Larry D. Pickett	Treasurer (Principal Financial and Accounting Officer)	July 12, 2022

/s/ Sarah M. Brown Sarah M. Brown	Director	July 12, 2022

/s/ Brian D. Brunner Brian D. Brunner	Director	July 12, 2022

/s/ Keith Cenekofsky, CPA Keith Cenekofsky, CPA	Director	July 12, 2022

/s/ John W. Giambalvo, Esq. John W. Giambalvo, Esq.	Director	July 12, 2022

Jeffrey R. Hines, P.E.	Director	July 12, 2022

/s/ John E. Kiernan, Esq. John E. Kiernan, Esq.	Director	July 12, 2022

/s/ Kent K. Matsumoto, Esq. Kent K. Matsumoto, Esq.	Director	July 12, 2022

/s/ Scott V. Fainor Scott V. Fainor	Director	July 12, 2022

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